Gates Industrial Reports Second-Quarter 2021 Results
Denver, CO, August 9, 2021
Second-Quarter 2021 Highlights
◦Net sales up 58.7%, including core revenue growth of 51.0%, compared to the prior-year period.
◦Net income attributable to shareholders of $96.9 million, or $0.33 per diluted share.
◦Adjusted Net Income of $125.6 million, or $0.42 per diluted share.
◦Adjusted EBITDA of $216.0 million, a year-over-year increase of 159.6% and Adjusted EBITDA margin of 23.6%, or year-over-year expansion of 920 basis points.
◦Raising 2021 full-year guidance.
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific power transmission and fluid power solutions, today reported results for the second quarter ended July 3, 2021.
Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “Our business continues to recover broadly across both our product segments, delivering another quarter of above-market growth, resulting in record quarterly performance that exceeded our guidance. Our strong organic growth was fueled by our recent investments in innovation, the momentum behind our growth initiatives and the positive secular trends we are seeing across many of our key end markets.”
Jurek continued, “The operating environment in the quarter was quite challenging. We navigated raw material and labor shortages, as well as limited freight availability, going to great lengths to support our global customers. We also maintained a positive price/cost position in the face of significant inflation throughout our supply chain, which we expect to continue for the balance of the year. Despite these complexities and the significant increase in production volumes, our global teams’ excellent operational execution allowed us to deliver strong incremental margins and cash flow generation. Our net leverage is now in the 2-3x range we provided as our mid-term target and we expect to make further progress in the second half of the year. This provides us with increased optionality, particularly as it relates to opportunities to accelerate our growth beyond our organic targets.”
Second-Quarter Financial Results
Second-quarter net sales of $915.1 million increased 58.7% over the prior-year quarter net sales of $576.5 million, including a 51.0% core revenue increase and favorable foreign currency impact of 7.7%. The growth in the quarter was broad-based across segments, end markets, channels and regions. The most significant year-over-year growth came in the Diversified Industrial, Mobility & Recreation, Off-Highway and Automotive end markets. Sales into replacement channels also grew significantly, with the most notable growth coming from industrial end markets.
Net income attributable to shareholders in the second quarter was $96.9 million, or $0.33 per diluted share, compared to a net loss attributable to shareholders of $22.4 million, or $0.08 per diluted share, in the prior-year period. Adjusted Net Income was $125.6 million, or $0.42 per diluted share, compared to $9.4 million, or $0.03 per diluted share, in the prior-year period. The diluted weighted-average number of shares outstanding in the second quarter of 2021 was 297,774,142 compared to 290,732,375 in the second quarter of 2020.

Second-quarter Adjusted EBITDA was $216.0 million, or 23.6% of net sales, compared to $83.2 million, or 14.4% of net sales in the prior-year quarter, representing Adjusted EBITDA margin expansion of 920 basis points. The margin expansion was a result of productivity initiatives, restructuring benefits and efficiencies from higher volumes.
Power Transmission Segment Results

	For the three months ended
(USD in millions)	July 3, 2021	June 27, 2020	% Change	% Core Change
Net sales	$588.6	$370.0	59.1%	51.1%
Adjusted EBITDA	$149.6	$57.7	159.3%
Adjusted EBITDA margin	25.4%	15.6%	980 bps

	For the six months ended
(USD in millions)	July 3, 2021	June 27, 2020	% Change	% Core Change
Net sales	$1,148.1	$811.2	41.5%	35.9%
Adjusted EBITDA	$282.3	$137.2	105.8%
Adjusted EBITDA margin	24.6%	16.9%	770 bps
Power Transmission net sales increased 59.1% to $588.6 million in the second quarter, reflecting a core revenue increase of 51.1% and an additional 8.0% of favorable foreign currency effects. Growth was led by the Diversified Industrial and Mobility & Recreation end markets, where our organic growth initiatives continued to gain momentum, as well as recovery in the Automotive end markets. Sales into replacement channels showed strong growth, though were outpaced by those into first-fit channels, particularly in industrial end markets.
Adjusted EBITDA increased 159.3% over the prior-year quarter, while Adjusted EBITDA margin expanded by 980 basis points, attributable to productivity initiatives, restructuring benefits and efficiencies from increased volumes.
Fluid Power Segment Results

	For the three months ended
(USD in millions)	July 3, 2021	June 27, 2020	% Change	% Core Change
Net sales	$326.5	$206.5	58.1%	50.8%
Adjusted EBITDA	$66.4	$25.5	160.4%
Adjusted EBITDA margin	20.3%	12.3%	800 bps

	For the six months ended
(USD in millions)	July 3, 2021	June 27, 2020	% Change	% Core Change
Net sales	$648.3	$475.4	36.4%	32.0%
Adjusted EBITDA	$130.0	$66.8	94.6%
Adjusted EBITDA margin	20.1%	14.1%	600 bps
Fluid Power net sales increased 58.1% to $326.5 million in the second quarter, reflecting a core revenue increase of 50.8% and an additional 7.3% of favorable currency effects. The segment’s core revenue growth was led by the recovery in our first-fit business, particularly in Off-Highway, Diversified Industrial and On-Highway applications. Sales into replacement channels grew as well, with the most significant growth coming in industrial end markets.
Adjusted EBITDA margin expanded 800 basis points over the prior-year quarter. The margin expansion was attributable to productivity initiatives, restructuring benefits and efficiencies from increased volumes.

Liquidity and Capital Resources
During the second quarter of 2021, the Company generated $135.8 million of cash from operations. Second-quarter capital expenditures increased to $23.8 million from $12.7 million in the prior-year period.
As of July 3, 2021, the Company had total cash of $473.3 million and total outstanding debt of $2.6 billion, representing a net leverage ratio of 3.0 times the last twelve months’ Adjusted EBITDA compared to 4.8 times at the end of the second quarter of 2020. During the second quarter of 2021, the Company paid down an additional $70 million of secured debt and remains committed to further deleveraging the business.
2021 Outlook
The Company is increasing its full-year 2021 outlook. Core revenue growth is now expected to be in the range of 20.0% to 22.0% compared to the previous range of 18.0% to 21.0%. Adjusted EBITDA margin is now expected to be in the range of 22.2% to 22.8% compared to the previous range of 22.0% to 22.8%. The company continues to expect total capital expenditures in the range of $90 million to $110 million and Free Cash Flow Conversion to be greater than 80% of Adjusted Net Income.
Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 10:00 am ET to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. For those unable to access the webcast, the conference call can be accessed by dialing (844) 867-2998 (domestic) or +1 (647) 689-4555 (international) and requesting the Gates Industrial Corporation Second Quarter 2021 Earnings Conference Call. An audio replay of the conference call can be accessed by dialing (800) 585-8367 (domestic) or +1 (416) 621-4642 (international), and providing the passcode 7168523, or by accessing Gates Industrial’s website at investors.gates.com.
About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment (“first-fit”) manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 120 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business, including organic and inorganic growth initiatives, margin expansion and cash generation, new product and productivity improvements, price offset of raw material inflation, liquidity and capital resources including deleveraging, and the statements in the “2021 Outlook” section of this press release. Such forward-looking statements are subject to various risks and uncertainties, including, among others, the uncertainties relating to the impact of the COVID-19 pandemic and uncertainty regarding recovery from the pandemic and associated governmental measures on the Company's business, operations, employees, financial condition and results of operations, risks inherent to the manufacturing industry, macroeconomic factors beyond the Company’s control such as end-market recovery and inflation, continued operation of our manufacturing facilities, our ability to forecast and meet demand, market acceptance of new products, and the significant influence of the Company’s majority shareholders, investment funds affiliated with The Blackstone Group Inc. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, filed with the Securities and Exchange Commission (“SEC”), as such factors may be further updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to update or supplement any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation plc
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended		Six months ended
(USD in millions, except per share amounts)	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net sales	$915.1	$576.5	$1,796.4	$1,286.6
Cost of sales	548.4	373.0	1,084.2	827.3
Gross profit	366.7	203.5	712.2	459.3
Selling, general and administrative expenses	214.2	182.9	425.8	376.3
Transaction-related expenses (income)	0.2	—	2.6	(0.2)
Asset impairments	—	3.7	—	3.7
Restructuring expenses	3.7	17.2	6.6	19.1
Other operating income	(0.5)	(3.7)	(0.5)	(1.4)
Operating income from continuing operations	149.1	3.4	277.7	61.8
Interest expense	33.3	34.3	67.7	71.0
Other income	(1.2)	(3.7)	(2.4)	(5.8)
Income (loss) from continuing operations before taxes	117.0	(27.2)	212.4	(3.4)
Income tax expense (benefit)	11.6	0.6	30.5	(15.5)
Net income (loss) from continuing operations	105.4	(27.8)	181.9	12.1
(Gain) loss on disposal of discontinued operations	(0.4)	0.2	(0.3)	0.2
Net income (loss)	105.8	(28.0)	182.2	11.9
Less: non-controlling interests	8.9	(5.6)	18.0	(1.3)
Net income (loss) attributable to shareholders	$96.9	$(22.4)	$164.2	$13.2

Earnings (loss) per share
Basic
Earnings (loss) per share from continuing operations	$0.33	$(0.08)	$0.56	$0.05
Earnings per share from discontinued operations	—	—	—	—
Earnings (loss) per share	$0.33	$(0.08)	$0.56	$0.05

Diluted
Earnings (loss) per share from continuing operations	$0.33	$(0.08)	$0.55	$0.05
Earnings per share from discontinued operations	—	—	—	—
Earnings (loss) per share	$0.33	$(0.08)	$0.55	$0.05

Gates Industrial Corporation plc
Condensed Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of July 3, 2021	As of January 2, 2021
Assets
Current assets
Cash and cash equivalents	$473.3	$521.4
Trade accounts receivable, net	852.4	695.0
Inventories	588.5	508.2
Taxes receivable	27.2	28.6
Prepaid expenses and other assets	181.1	153.4
Total current assets	2,122.5	1,906.6
Non-current assets
Property, plant and equipment, net	692.8	705.0
Goodwill	2,102.6	2,120.2
Pension surplus	71.6	69.3
Intangible assets, net	1,716.4	1,788.6
Right-of-use assets	124.1	120.9
Taxes receivable	14.8	26.5
Deferred income taxes	635.8	672.6
Other non-current assets	18.3	16.6
Total assets	$7,498.9	$7,426.3
Liabilities and equity
Current liabilities
Debt, current portion	$39.1	$42.7
Trade accounts payable	479.7	417.4
Taxes payable	37.0	14.0
Accrued expenses and other current liabilities	285.0	252.2
Total current liabilities	840.8	726.3
Non-current liabilities
Debt, less current portion	2,559.6	2,666.0
Post-retirement benefit obligations	136.3	142.5
Lease liabilities	117.2	113.6
Taxes payable	103.5	111.5
Deferred income taxes	311.4	360.4
Other non-current liabilities	66.1	121.0
Total liabilities	4,134.9	4,241.3
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 291,842,659 (January 2, 2021: authorized shares: 3,000,000,000; outstanding shares: 290,853,067)	2.9	2.9
—Additional paid-in capital	2,471.2	2,456.8
—Accumulated other comprehensive loss	(805.9)	(805.4)
—Retained earnings	1,315.6	1,151.4
Total shareholders’ equity	2,983.8	2,805.7
Non-controlling interests	380.2	379.3
Total equity	3,364.0	3,185.0
Total liabilities and equity	$7,498.9	$7,426.3

Gates Industrial Corporation plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended
(USD in millions)	July 3, 2021	June 27, 2020
Cash flows from operating activities
Net income	$182.2	$11.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	112.7	109.6
Foreign exchange and other non-cash financing expenses	13.3	3.7
Share-based compensation expense	12.8	8.6
Decrease in post-employment benefit obligations, net	(7.6)	(3.4)
Deferred income taxes	(34.2)	(11.6)
Asset impairments	0.1	5.1
Other operating activities	3.8	4.1
Changes in operating assets and liabilities:
—(Increase) decrease in accounts receivable	(161.0)	25.0
—Increase in inventories	(85.3)	(39.3)
—Increase (decrease) in accounts payable	66.2	(49.1)
—Increase in prepaid expenses and other assets	(14.9)	(0.4)
—Increase (decrease) in taxes payable	28.1	(35.7)
—(Decrease) increase in other liabilities	(4.4)	43.1
Net cash provided by operating activities	111.8	71.6
Cash flows from investing activities
Purchases of property, plant and equipment	(40.3)	(23.1)
Purchases of intangible assets	(3.7)	(4.5)
Cash paid under corporate-owned life insurance policies	(10.1)	(9.8)
Cash received under corporate-owned life insurance policies	1.9	—
Other investing activities	1.6	0.3
Net cash used in investing activities	(50.6)	(37.1)
Cash flows from financing activities
Issuance of shares	3.7	2.7
Payments of long-term debt	(80.4)	(12.4)
Debt issuance costs paid	(8.6)	(0.3)
Dividends paid to non-controlling interests	(10.3)	(9.9)
Other financing activities	(7.3)	1.0
Net cash used in financing activities	(102.9)	(18.9)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(6.4)	(11.5)
Net (decrease) increase in cash and cash equivalents and restricted cash	(48.1)	4.1
Cash and cash equivalents and restricted cash at the beginning of the period	524.1	636.6
Cash and cash equivalents and restricted cash at the end of the period	$476.0	$640.7
Supplemental schedule of cash flow information
Interest paid	$62.0	$48.5
Income taxes paid	$36.5	$16.6
Accrued capital expenditures	$0.6	$0.9

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.
Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in foreign currency rates and the first-year impacts of acquisitions and disposals, where applicable. We present core revenue growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
Management uses Net Leverage as a measure of our liquidity and in assessing the strength of our balance sheet. Net Leverage is a non-GAAP measure that represents the number of times by which net debt (principal amount of debt less cash and cash equivalents) exceeds Adjusted EBITDA for the last twelve months.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Gates Industrial Corporation plc
Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended		Six months ended
(USD in millions)	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net income (loss) from continuing operations	$105.4	$(27.8)	$181.9	$12.1
Adjusted for:
Income tax expense (benefit)	11.6	0.6	30.5	(15.5)
Net interest and other expenses	32.1	30.6	65.3	65.2
Depreciation and amortization	56.9	54.7	112.7	109.6
Transaction-related expenses (income) (1)	0.2	—	2.6	(0.2)
Asset impairments	—	3.7	—	3.7
Restructuring expenses (2)	3.7	17.2	6.6	19.1
Share-based compensation expense	6.5	5.7	12.8	8.6
Sponsor fees (included in other operating expenses) (3)	—	—	—	1.7
Inventory impairments (included in cost of sales)	0.1	1.4	0.1	1.4
Severance expenses (included in cost of sales)	—	0.5	—	0.6
Severance expenses (included in SG&A)	—	0.3	0.3	0.8
Other items not directly related to current operations	(0.5)	(3.7)	(0.5)	(3.1)
Adjusted EBITDA	$216.0	$83.2	$412.3	$204.0

(1)	Transaction-related expenses (income) relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent costs qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.

Gates Industrial Corporation plc
Reconciliation of Net Income (Loss) Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended		Six months ended
(USD in millions, except share numbers and per share amounts)	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net income (loss) attributable to shareholders	$96.9	$(22.4)	$164.2	$13.2
Adjusted for:
(Gain) loss on disposal of discontinued operations	(0.4)	0.2	(0.3)	0.2
Amortization of intangible assets arising from the 2014 acquisition of Gates	30.2	28.8	60.6	58.1
Transaction-related expenses (income) (1)	0.2	—	2.6	(0.2)
Asset impairments	—	3.7	—	3.7
Restructuring expenses (2)	3.7	17.2	6.6	19.1
Share-based compensation expense	6.5	5.7	12.8	8.6
Sponsor fees (included in other operating expenses) (3)	—	—	—	1.7
Inventory impairments (included in cost of sales)	0.1	1.4	0.1	1.4
Adjustments relating to post-retirement benefits	(1.1)	(0.7)	(2.3)	(1.2)
Financing-related FX losses (gains)	0.4	(2.2)	1.5	(1.9)
Other adjustments (4)	(2.8)	(14.2)	(5.2)	(15.0)
Estimated tax effect of the above adjustments	(8.1)	(8.1)	(17.2)	(16.7)
Adjusted Net Income	$125.6	$9.4	$223.4	$71.0

Diluted weighted-average number of shares outstanding	297,774,142	290,732,375	296,956,630	291,716,507
Adjusted Net Income per diluted share	$0.42	$0.03	$0.75	$0.24

(1)	Transaction-related expenses (income) relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent costs qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Sponsor fees relate to fees paid to our private equity sponsor for monitoring, advisory and consulting services.
(4)	During the three and six months ended June 27, 2020, other adjustments included $11.3 million and $13.3 million, respectively, in relation to the non-controlling interest share of the adjustments above, primarily restructuring expenses incurred in relation to the closure of our manufacturing facility in Korea.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Revenue Growth
(Unaudited)

	Three months ended July 3, 2021
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the three months ended July 3, 2021 (1)	$588.6	$326.5	$915.1
Impact on net sales of movements in currency rates	(29.4)	(15.2)	(44.6)
Core revenue for the three months ended July 3, 2021	$559.2	$311.3	$870.5

Net sales for the three months ended June 27, 2020	370.0	206.5	576.5
Increase in net sales on a core basis (core revenue)	$189.2	$104.8	$294.0

Core revenue growth	51.1%	50.8%	51.0%

	Six months ended July 3, 2021
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the six months ended July 3, 2021	$1,148.1	$648.3	$1,796.4
Impact on net sales of movements in currency rates	(46.0)	(21.0)	(67.0)
Core revenue for the year ended July 3, 2021	$1,102.1	$627.3	$1,729.4

Net sales for the year ended June 27, 2020	811.2	475.4	1,286.6
Increase in net sales on a core basis (core revenue)	$290.9	$151.9	$442.8

Core revenue growth	35.9%	32.0%	34.4%

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Gates Industrial Corporation plc
Reconciliation of Free Cash Flow and Free Cash Flow Conversion
(Unaudited)

	Six months ended		Twelve months ended
(USD in millions)	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net cash provided by operating activities	$111.8	$71.6	$349.2	$356.7
Capital expenditures (1)	(44.0)	(27.6)	(83.8)	(68.6)
Free Cash Flow	$67.8	$44.0	$265.4	$288.1

(1)	Capital expenditures represent purchases of property, plant and equipment and purchases of intangible assets.

	Twelve months ended
(USD in millions)	July 3, 2021	June 27, 2020
Free Cash Flow	$265.4	$288.1
Adjusted Net Income	$356.9	$192.7
Free Cash Flow Conversion	74.4%	149.5%

Reconciliation to Net Leverage
(Unaudited)

	Twelve months ended
(USD in millions)	July 3, 2021	June 27, 2020
Total principal amount of debt	$2,615.9	$2,975.3
Less: Cash and cash equivalents	473.3	639.7
Net debt	$2,142.6	$2,335.6

Adjusted EBITDA	$714.9	$484.1

Net Leverage	3.0 x	4.8 x

Source: Gates Industrial Corporation plc

Contact
Bill Waelke
(303) 744-4887
investorrelations@gates.com